UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 25, 2008

Date of report (Date of earliest event reported)

CHINA MULTIMEDIA INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	98-0507257
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Room 2213-14, 22nd Floor, Jardine House, 1 Connaught Place, Central, Hong Kong 852-2802 8663 (Address and telephone number of principal executive offices and principal place of business)
Gary S. Joiner, Esq. Frascona, Joiner, Goodman & Greenstein, P.C. 4750 Table Mesa Drive, Boulder, Colorado 80305 (303) 494-3000 (Name, address and telephone number of agent for service)

ITEM 5.02

Appointment of Principal Officer

On February 25, 2008, the Company, through a resolution of the Board of Directors, removed Wilson Kin Cheung as the Secretary of the Company and appointed Vivian Wing Yee Poon as the Secretary of the Company.  Ms. Poon does not have employment agreement with the Company.

Ms. Vivian Wing Yee Poon has been the Secretary of China Multimedia since February 2008. She oversees the general and administrative tasks of the Company. She has worked for Mr. Cheung’s company, Easterly Financial Investment Limited, since January 2007. She graduated from the University of Hong Kong with a Bachelor degree in Science.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA MULTIMEDIA, INC.

Date: February 25, 2008	By: /s/ Wilson Kin Cheung Wilson Kin Cheung, President and Director